SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indentures and Registration Rights Agreement

On June 18, 2008, Intelsat, Ltd.’s subsidiary, Intelsat Corporation (“Intelsat Corp”), issued (i) an aggregate principal amount of $658,119,000 of 9 1/4% Senior Notes due 2014 (the “2014 Notes”) and (ii) an aggregate principal amount of $580,719,000 of 9 1/4% Senior Notes due 2016 (the “2016 Notes” and, together with the 2014 Notes, the “Intelsat Corp Notes”). The net proceeds from the 2014 Notes and the 2016 Notes, together with cash on hand, were used to repay in full Intelsat Corp’s outstanding senior unsecured backstop term loan credit agreement due 2014 and senior unsecured backstop term loan credit agreement due 2016, respectively. The Indenture dated as of July 18, 2008 pursuant to which the 2014 Notes were issued is attached hereto as Exhibit 4.1 and incorporated herein by reference (the “2014 Notes Indenture”) and the Indenture dated as of July 18, 2008 pursuant to which the 2016 Notes were issued is attached hereto as Exhibit 4.2 and incorporated herein by reference (the “2016 Notes Indenture” and, together with the 2014 Notes Indenture, the “Indentures”).

Each of the Indentures contains covenants which include, among other things: a limitation on Intelsat Corp’s and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Corp’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Corp’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Corp’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation and sale of assets applicable to Intelsat Corp and some of its subsidiaries; and a limitation on Intelsat Corp’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Corp’s or any guarantor’s assets securing other indebtedness.

Each of the Indentures also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; default in the performance of certain covenants in the 2014 Notes Indenture that continues for more than 30 days and default in the performance of certain covenants in the 2014 Notes Indenture that continues for more than 60 days, in each case after notice of default has been provided to Intelsat Corp; subject to a certain exception, default in the performance of any covenant in the 2016 Notes Indenture that continues for more than 60 days after notice of default has been provided to Intelsat Corp; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat Corp or a significant subsidiary thereof having a principal amount in excess of $50 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat Corp or a significant subsidiary thereof having a principal amount in excess of $50 million; failure by Intelsat Corp or a significant subsidiary to pay final judgments aggregating in excess of $50 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat Corp or a significant subsidiary.

The Intelsat Corp Notes are redeemable on the dates, at the redemption prices and in the manner specified in the applicable Indentures.

Pursuant to a registration rights agreement (the “Intelsat Corp Registration Rights Agreement”), Intelsat Corp agreed in the limited circumstances specified therein to make an offer to exchange the Intelsat Corp Notes for registered, publicly tradable notes that have substantially identical terms to the Intelsat Corp Notes. The Intelsat Corp Registration Rights Agreement, dated as of July 18, 2008, is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1

Indenture for the 9 1/4% Senior Notes due 2014, dated as of July 18, 2008, by and among Intelsat Corporation, as Issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the forms of Notes) (incorporated by reference to Exhibit 4.1 of Intelsat Corporation’s Report on Form 8-K, File No. 0-22531, filed on July 22, 2008).

4.2

Indenture for the 9 1/4% Senior Notes due 2016, dated as of July 18, 2008, by and among Intelsat Corporation, as Issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the forms of Notes) (incorporated by reference to Exhibit 4.2 of Intelsat Corporation’s Report on Form 8-K, File No. 0-22531, filed on July 22, 2008).

4.3	Registration Rights Agreement, dated as of July 18, 2008, among Intelsat Corporation, the subsidiary guarantors named therein, and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC as Representatives of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 of Intelsat Corporation’s Report on Form 8-K, File No. 0-22531, filed on July 22, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2008

INTELSAT, LTD.

By:	/s/ David McGlade
Name:	David McGlade
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture for the 9 1/4% Senior Notes due 2014, dated as of July 18, 2008, by and among Intelsat Corporation, as Issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the forms of Notes) (incorporated by reference to Exhibit 4.1 of Intelsat Corporation’s Report on Form 8-K, File No. 0-22531, filed on July 22, 2008).

4.2

Indenture for the 9 1/4% Senior Notes due 2016, dated as of July 18, 2008, by and among Intelsat Corporation, as Issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (including the forms of Notes) (incorporated by reference to Exhibit 4.2 of Intelsat Corporation’s Report on Form 8-K, File No. 0-22531, filed on July 22, 2008).

4.3

Registration Rights Agreement, dated as of July 18, 2008, among Intelsat Corporation, the subsidiary guarantors named therein, and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC as Representatives of the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 of Intelsat Corporation’s Report on Form 8-K, File No. 0-22531, filed on July 22, 2008).